Exhibit 10.16

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") made this 10th day of March, 2005, by and between Games, Inc., a Delaware corporation with offices located at 425 Walnut Street, Suite 2300, Cincinnati, Ohio, 45202 ("Games" or "the Company") and ________________________ ("Purchaser").

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1.

Authorization of Sale of the Units.  The Company has authorized the sale of a maximum of $3,000,000 in dollar amount of the Company's units (the “Units”) at the price of $100.00 per Unit, each Unit consisting of one share of the Company’s convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), convertible into common stock at $.41 per share, and (244) two hundred-forty four, four-year warrants to purchase one share of Common Stock at an exercise price of $0.80 per share (the “Warrant(s)”).  Each Warrant shall be issued pursuant to a warrant agreement (the “Warrant Agreement”) substantially in the form included as Exhibit D to the private placement memorandum.  Shares of Common Stock issuable upon exercise of the Warrants are referred to herein and in the Registration Rights Agreement as “Warrant Shares”.

2.

Agreement to Sell and Purchase the Units.  At the Closing (as defined in Section 4), the Company will sell and deliver to the Purchaser, and the Purchaser will buy from the Company and accept delivery of, the Units at the price of $100 per Unit and upon the terms and conditions hereinafter set forth:

2.1.

Number and Dollar Amounts of the Units.  The number of Units and dollar amount of the Units to be purchased are as follows, the Investment Amount:

Number of Units	Investment Amount
$

2.2.

Documents. This Agreement and all other agreements executed by the Company and the Purchaser relative to the Units are hereinafter sometimes collectively referred to as the "Documents."  The term Documents shall mean, inter alia, this Agreement, the Registration Rights Agreement and the Warrant Agreement, together with, as the context may require, the private placement memorandum and purchase agreements and registration rights agreements executed by Additional Purchasers (defined below) and  any schedules or exhibits thereto.

2.3.

Additional Purchasers.  The Company may, but shall be under no obligation to, sell the Units upon the terms set forth in this Agreement to purchasers in addition to the Purchaser (these latter individually, “Additional Purchaser” and collectively, “Additional

Purchasers”).  The default of the Purchaser or Additional Purchasers under this Agreement or any other agreement of like tenor for purchase of the Units shall not alter or affect the obligations of the Purchaser or any Additional Purchasers hereunder or thereunder.

2.4

Over-subscription.  In the event the offering of the Units is over-subscribed, the Company reserves the right to allot to the Purchaser or any Additional Purchasers less than the number of Units subscribed for by the Purchaser or Additional Purchasers.

3.

Registration Rights.  The Underlying Common Stock and Warrant Shares will be registered by the Company for public sale.  Terms and conditions governing registration of the Common Stock and Warrant shares are set forth in the Registration Rights Agreement attached hereto.

4.

Delivery of the Preferred Stock and Warrants at the Closing.  The completion of the purchase and sale of the Units (the "Closing") shall occur at a place and time (the "Closing Date") to be determined by the Company and of which the Purchaser will be notified by facsimile transmission or otherwise; provided, however, that the Closing shall not occur later than March 10, 2005.  At the Closing, the Company shall deliver to the Purchaser one or more certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the Preferred Stock and Warrants comprising the Units purchased by the Purchaser as set forth in section 2.1 hereof. The Company's obligation to complete the purchase and sale of the Units at the Closing shall be subject to receipt of Federal Reserve (same-day) funds in the full amount of the purchase price for the Units being purchased hereunder by the Purchaser.  The Purchaser's obligation to accept and to pay for the Units shall be subject to the condition that the Company shall have (a) entered into a Registration Rights Agreement in the form attached hereto (the "Registration Rights Agreement") and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.

5.

Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

5.1.

Organization and Qualification.  Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted and to own its assets wherever located.  Each of the Company and its subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiaries, taken as a whole.

5.2.

Due Execution, Delivery and Performance of the Agreement.  The Company has full power and authority to enter into this Agreement and each of the Documents.  This Agreement has been, and each Document and the Preferred Stock will be, duly authorized, executed and delivered by the Company.  The Company's execution, delivery and performance of this Agreement and each Document will not violate (i) any law, rule or regulation applicable to the Company or its subsidiaries or (ii) the Certificate of Incorporation or Bylaws of the Company or its subsidiaries or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company or its subsidiaries, except, in the case of such clause (iii), where such violation, breach or default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").  Upon their execution and delivery (assuming the valid execution thereof by the respective parties thereto other than the Company), this Agreement and the Documents will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.

Issuance of the Preferred Stock and Warrants Shares.  Upon issuance, the Preferred Stock and Warrant Shares will be duly authorized and validly issued and, upon payment therefor, will be non-assessable.

5.4.

Litigation.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or which might materially and adversely affect their property or assets or which might materially and adversely affect the consummation of this Agreement and the other Documents.  All pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries.

5.5.

Exchange Act Reports; No Material Misstatement or Omission.  The Company has filed all reports required to be filed by the Company under the Exchange Act for the twelve months preceding the date of this Agreement (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the  "SEC Reports").  The Company has filed all SEC Reports on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has delivered to each Investor a true, correct and complete copy of all SEC Reports filed within the ten (10) days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the

Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

5.6.

Press Releases   The press releases disseminated by the Company during the one (1) year preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.7.

No Material Change.  Save as disclosed in the Company's Exchange Act Reports, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company or its subsidiaries purchased any of their outstanding capital stock, nor paid or declared any dividends or other distributions on their capital stock; and there has been no change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

5.8.

Underlying Common Stock and Warrant Shares Legend.  After the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission, if any holder of Common Stock and/or Warrant Shares shall deliver to the Company 's transfer agent (i) the certificate representing such Common Stock and/or Warrant Shares and (ii) a letter of representations to the effect of Sections 6(b) and (c) herein, then the Company's transfer agent shall within 3 business days after receipt of the foregoing issue new Common Stock and/or Warrant Shares which new Common Stock and/or Warrant Shares shall be legended as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS.

5.9.

Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any provision, right or privilege applicable to any class or series of outstanding preferred stock or convertible debentures, indenture, loan, promissory note or credit agreement, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

.

5.10.

Patents and Trademarks The Company and the Subsidiaries have, or have rights to use, all Intellectual Property Rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Reports, to the knowledge, after due inquiry, of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

5.11.

Internal Accounting Controls The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date").  The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

5.12.

Certain Registration Matters Assuming the accuracy of the Investors’ representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.  Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.  Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  Except as described in Company's Form SB-2 filed June 22, 2004 Registration Statement No. 333-116713, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.  The Company is eligible to utilize Form SB-2 for the resale of the Underlying Shares and Warrant Shares.

5.13.

No Additional Agreements The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents..

5.14.

Disclosure Except to the extent that the existence of the transactions contemplated by the Transaction Documents constitute material, non-public information, the Company confirms that neither it nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information.  The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5.15.

Certificate.  The Company shall deliver a certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, to be dated the Closing Date, in form and substance satisfactory to the Purchaser to the effect that the representations and warranties of the Company set forth in this Section 5 are true and correct as of the date of this Agreement and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date..

6.

Representations, Warranties and Covenants of the Purchaser.  (a)  The Purchaser represents and warrants to, and covenants with, the Company that:  (i) the Purchaser is know-ledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the Units and has requested, received, reviewed and considered all information he/she/it deems relevant in making an informed decision to purchase the Units; (ii) the Purchaser is acquiring the Preferred Stock and Warrant Shares set forth in Section 2 above in the ordinary course of his/her/its business and for his/her/its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Preferred Stock or Warrant Shares or any arrangement or understanding with any other persons regarding the distribution or purchase of such Preferred Stock and/or Warrant Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Stock and/or Warrant Shares except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement; (iv) the Purchaser has, in connection with his/her/its decision to purchase the Units set forth in Section 2 above, read and considered the Company’s confidential private placement memorandum dated March 10, 2005, as amended, with exhibits thereto, the Company’s Form 10-KSB for the year ended June 30, 2003 and its Forms 10-QSB for the quarters ended September 30, 2004 and December 31, 2004 together with such other of the Company’s Exchange Act Reports as the Purchaser considered appropriate, and has relied solely upon the information contained in the foregoing memorandum, Exchange Act Reports and the representations and warranties of the Company contained in writing herein, and has not relied upon any other statements, representations, warranties, covenants or assurances of the Company, (v) the Purchaser is an

"accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act ("Regulation D"); and (vi) the Purchaser understands that certificates representing the Preferred Stock and Warrant Shares, except as provided in Section 5.8 hereof, will contain a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THESE SECURITIES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

(b)

The Purchaser hereby covenants with the Company that he/she/it will not directly or indirectly make any offer, sale, pledge, transfer or other disposition of the Preferred Stock and/or Warrant Shares other than in accordance with all applicable federal and state securities laws and the terms and conditions of this Agreement, including, but not limited to, the other representations, warranties and covenants of the Purchaser in this Section 6.

(c)

The Purchaser hereby covenants with the Company not to make any public sale of the Preferred Stock and/or Warrant Shares without effectively causing any applicable prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that the Preferred Stock and Warrant Shares are not transferable on the books of the Company unless the certificates submitted to the transfer agent evidencing the Preferred Stock and/or Warrant Shares are accompanied by a separate officer's certificate:  (i) executed by an officer of, or other authorized person designated by, the Purchaser, and (ii) to the effect that (A) the Preferred Stock and/or Warrant Shares have been sold in accordance with a Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied or does not apply.

(d)

The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)

The Purchaser acknowledges that he/she/it has had such access to financial and other information concerning the Company as he/she/it deemed necessary in connection with his/her/its decision to purchase the Units, including an opportunity to ask questions and request information from the Company and its management, and all such questions have been answered and all information requested has been provided to the satisfaction of the Purchaser.

(f)

If the Purchaser proposes to sell, pledge, assign or otherwise transfer or convey, directly or indirectly, any of the Preferred Stock or Warrant Shares prior to the date that the Registration Statement becomes effective, then the Purchaser shall provide the Company, prior to any such sale, with a legal opinion in form and substance satisfactory to the Company that such sale, pledge, assignment, transfer or conveyance is exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws.

(g)

The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

7.

Survival of Representations, Warranties and Agreements.  Notwithstanding any representation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser in writing herein and in the closing certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Units being purchased and the payment therefor.

8.

Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be by telecopier with the original being forwarded by a nationally recognized overnight express courier, shall be deemed given when receipt is acknowledged by transmit confirmation report and shall be addressed as set forth at the head of this Agreement or to such other address as may hereafter be furnished in writing. The address for such notices and communications shall be as follows:

If to the Company:

GAMES, INC.

425 Walnut Street, Suite 2300

Cincinnati, Ohio  45202
Attn:  Chief Financial Officer
Facsimile: (513) 721-6035

With a copy to:

Dinsmore & Shohl LLP

255 East Fifth Street

Suite 1900

Cincinnati, Ohio  45202-4700

Attention:  Charles F. Hertlein, Jr.

Telephone:  513-977-8200

Facsimile:  513-977-8141

If to an Investor:

To the address set forth under such Investor's name
on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

9.

Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

10.

Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.

Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

13.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by one party hereto and delivered to the other party.  Facsimile signatures are considered to be originals and shall have the same effect.

14.

Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

15.

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 15:

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"Certificate of Designation" shall mean a Certificate of Designation relating to the Shares to be filed prior to the Closing by the Company with the Secretary of State of the State of New Jersey incorporating the rights, preferences and privileges set forth on Exhibit A hereto.

"Closing" means the closing of the purchase and sale of the Shares and the Warrants pursuant to Article II.

"Closing Date" means the Business Day immediately following the date on which all the conditions set forth in Sections 5.1 and 5.2 are satisfied, or such other date as the parties may agree.

"Commission" means the Securities and Exchange Commission.

"Convertible Preferred Stock" means the preferred stock of the Company, $0.001 par value per share, Series A and any securities into which such preferred stock may hereafter be reclassified.

"Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Company Counsel" means Dinsmore & Shohl LLP.

"Effective Date" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Form 10-K" means the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.

"GAAP" means U.S. generally accepted accounting principles.

"Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by, notes or similar instruments,

(c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, and (h) all capital lease obligations of such Person.

"Intellectual Property Rights" means the ownership or right to use patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights in connection with the respective businesses of the Company and the Subsidiaries as described in the SEC Reports.

"Investment Amount" means, with respect to each Investor, the Investment Amount indicated on such Investor's signature page to this Agreement.

"Lien" means any lien, charge, encumbrance, claim, security interest, right of first refusal or other restriction of any kind.

."Material Adverse Effect" means any of (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) an adverse impairment to the Company's ability to perform fully on a timely basis its obligations under any Transaction Document.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares and the Warrant Shares.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" has the meaning set forth in Section 5.5.

"Securities" means the Shares, the Underlying Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the shares of the Company’s 6% Series A Convertible Preferred Stock issued or issuable to the Investors pursuant to this Agreement, having the rights, preferences and privileges set forth in the Certificate of Designation.

"Short Sales" include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Stated Value” has the meaning set forth in the Certificate of Designation.

"Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designations, the Warrants, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Common Stock” means the shares of Common Stock issuable upon conversion of the Shares.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit C hereto issued or issuable to the Investors at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY: GAMES, INC. By: Roger W. Ach, II President and Chief Executive Officer
PURCHASER: (Additional Signature if Joint Ownership)

Please complete the Purchaser Information on the next page.

Purchaser Information

Type of Ownership (Check One):

Individual Ownership	Joint Tenants with Right of Survivorship (both parties must sign)
Corporation (president or vice president and secretary or assistant secretary must sign)	Community Property (one signature required)
Trust or Estate (trustee or executor must sign)	Tenants-in-Common (all parties must sign)
Partnership (general partner must sign)

State of Legal Residence	Mailing Address
Name (Typed or Printed)	City, State and Zip Code
Tax ID Number or Social Security Number	Home Telephone
E-mail Address	Business Phone

This Purchase Agreement with the accompanying Registration Rights Agreement should be forwarded via overnight courier to: